    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          PILGRIM'S PRIDE CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                            75-1285071
  (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
                   organization)

                                110 SOUTH TEXAS
                          PITTSBURG, TEXAS 75686-0093
                                 (903) 855-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               RICHARD A. COGDILL
   EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                                110 SOUTH TEXAS
                          PITTSBURG, TEXAS 75686-0093
                                 (903) 855-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:
                                 ALAN G. HARVEY
                                BAKER & MCKENZIE
                                2001 ROSS AVENUE
                                   SUITE 4500
                              DALLAS, TEXAS 75201
                                 (214) 978-3000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM
                      TITLE OF SHARES                          AGGREGATE OFFERING         AMOUNT OF
                      TO BE REGISTERED                           PRICE(1)(2)(3)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Debt Securities.............................................
----------------------------------------------------------------------------------------------------------
Serial Preferred Stock, par value $.01 per share............
----------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share..............
----------------------------------------------------------------------------------------------------------
Class B Common Stock, par value $.01 per share..............
----------------------------------------------------------------------------------------------------------
         Total..............................................      $400,000,000             $111,200
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Such indeterminate number or amount of Debt Securities, Serial Preferred Stock, Class A Common Stock or Class B Common Stock as may from time to time be issued at indeterminate prices in an aggregate public offering price for all securities of $400,000,000. No separate consideration will be received for any Debt Securities, Serial Preferred Stock, Class A Common Stock or Class B Common Stock issuable upon conversion of or in exchange for Debt Securities or Serial Preferred Stock. Such amount is exclusive of accrued interest or dividends, if any.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400,000,000 or the equivalent thereof in one or more foreign currencies (including composite currencies).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1999

PROSPECTUS
$400,000,000

                                                       PILGRIM'S PRIDE CORPORATION
      '[PILGRIM'S PRIDE LOGO]'                      DEBT SECURITIES, PREFERRED STOCK,
                                                           CLASS A COMMON STOCK
                                                         AND CLASS B COMMON STOCK

     By this prospectus, we may offer and sell from time to time in one or more series or classes the following securities:

     - shares of our Class A Common Stock;

     - shares of our Class B Common Stock;

     - shares of our preferred stock; or

     - our unsecured debt securities.

     The aggregate initial offering price of the securities that we may issue pursuant to this prospectus will not exceed $400,000,000. Our Class A Common Stock is listed for trading on the New York Stock Exchange under the symbol "CHX.A" and our Class B Common Stock is listed for trading on the New York Stock Exchange under the symbol "CHX." On August 5, 1999, the last reported sale price of our Class A Common Stock on the New York Stock Exchange was $12.125, and the last reported sale price of our Class B Common Stock on the New York Stock Exchange was $13.75.

     We may offer the offered securities in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of the applicable offered securities in supplements to this prospectus.

     You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

     We may offer these securities in any of the following ways:

     - directly to investors or to other purchasers;

     - through agents;

     - through dealers; or

     - through one or more underwriters or a syndicate of underwriters in an underwritten offering.

     Additional information on our plan of distribution can be found inside under "Plan of Distribution."

     INVESTING IN THE OFFERED SECURITIES INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER CAREFULLY BEFORE DECIDING TO INVEST IN THE SECURITIES OFFERED BY THIS PROSPECTUS.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is                , 1999.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Risk Factors................................................     2
Special Note Regarding Forward-Looking Statements...........     5
About This Prospectus.......................................     5
Where You Can Find More Information.........................     6
The Company.................................................     7
Use of Proceeds.............................................     7
Ratio of Earnings to Fixed Charges..........................     8
Description of Debt Securities..............................     8
Description of Equity Securities............................    15
Certain Provisions of the Certificate of Incorporation,
  Bylaws and Statutes.......................................    18
Plan of Distribution........................................    20
Legal Matters...............................................    21
Experts.....................................................    21

                                  RISK FACTORS

     Before you invest in our securities, you should consider carefully the following factors, in addition to the other information contained in this prospectus and in any applicable prospectus supplement.

CYCLICALITY AND COMMODITY PRICES -- INDUSTRY CYCLICALITY CAN AFFECT OUR EARNINGS, ESPECIALLY DUE TO FLUCTUATIONS IN COMMODITY PRICES OF FEED INGREDIENTS AND CHICKEN.

     Profitability in the chicken industry can be materially affected by the commodity prices of feed ingredients and the commodity prices of chicken and chicken parts. These commodity prices are determined largely by balances in supply and demand. As a result of fluctuations in these commodity prices, the chicken industry as a whole has been characterized by cyclical earnings.

     High feed ingredient prices have had a material adverse effect on our operating results in the past. We periodically seek, to the extent available, to enter into advance purchase commitments and/or financial hedging contracts for the purchase of feed ingredients in an effort to manage our feed ingredient costs. The use of such instruments may not be successful.

SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER DEBT SECURITIES.

     We presently have, and expect to continue to have, a substantial amount of indebtedness. Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations under our indebtedness, including our debt securities;

     - increase our vulnerability to general adverse economic conditions;

     - limit our ability to obtain necessary financing and to fund future working capital, capital expenditures and other general corporate requirements;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and for other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt;

     - limit our ability to pursue acquisitions and sell assets;

     - make us vulnerable to increases in interest rates because a substantial portion of our borrowings are at variable interest rates; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds, and failing to comply with those covenants could result in an event of default or require redemption of indebtedness. Either of these events could have a material adverse effect on us.

     Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future, which is dependent on various factors. These factors include the commodity prices of feed ingredients, chicken and chicken parts and general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

ADDITIONAL BORROWINGS AVAILABLE -- DESPITE OUR SUBSTANTIAL INDEBTEDNESS, WE MAY STILL BE ABLE TO INCUR SIGNIFICANTLY MORE DEBT. THIS COULD INTENSIFY THE RISKS DESCRIBED ABOVE.

     Despite our substantial indebtedness, we are not prohibited from incurring additional indebtedness in the future. If additional debt is added to our current debt levels, the related risks that we now face could intensify.

FOREIGN OPERATIONS RISKS -- OUR FOREIGN OPERATIONS POSE SPECIAL RISKS TO OUR BUSINESS AND OPERATIONS.

     We have substantial operations and assets located in Mexico. Foreign operations are subject to a number of special risks, including among other risks:

     - Currency exchange rate fluctuations;

     - Trade barriers;

     - Exchange controls;

     - Expropriation; and

     - Changes in laws and policies, including those governing foreign-owned operations.

     Currency exchange rate fluctuations have adversely affected us in the past. Exchange rate fluctuations or one or more other risks may have a material adverse effect on our business or operations in the future.

     Our operations in Mexico are conducted through subsidiaries organized under the laws of Mexico. We may rely in part on intercompany loans and distributions from our subsidiaries to meet our obligations. Claims of creditors of our subsidiaries, including trade creditors, will generally have priority as to the assets of our subsidiaries over our claims. Additionally, the ability of our Mexican subsidiaries to make payments and distributions to us will be subject to, among other things, Mexican law. In the past, these laws have not had a material adverse effect on the ability of our Mexican subsidiaries to make these payments and distributions. However, laws such as these may have a material adverse effect on the ability of our Mexican subsidiaries to make these payments and distributions in the future.

GOVERNMENT REGULATION -- REGULATION, PRESENT AND FUTURE, IS A CONSTANT FACTOR AFFECTING OUR BUSINESS.

     The chicken industry is subject to federal, state and local governmental regulation, including in the health and environmental areas. We anticipate increased regulation by various agencies concerning food safety, the use of medications in feed formulations and the disposal of chicken by-products and wastewater discharges. Unknown matters, new laws and regulations, or stricter interpretations of existing laws or regulations may materially affect our business or operations in the future.

CONTROL OF VOTING STOCK -- VOTING CONTROL OVER PILGRIM'S PRIDE IS MAINTAINED BY LONNIE "BO" PILGRIM AND LONNIE KEN PILGRIM.

     Through a limited partnership of which they are the only general partners, Lonnie "Bo" Pilgrim and his son Lonnie Ken Pilgrim have voting control of 60.8% of the voting power of our outstanding common stock. They are therefore in a position to control the outcome of all actions requiring stockholder approval, including the election of directors. This ensures their ability to control the future direction and management of Pilgrim's Pride. If Lonnie "Bo" Pilgrim and certain members of his family cease to own at least a majority of the voting power of the outstanding common stock, it will constitute an event of default under certain agreements relating to our indebtedness.

RISKS ASSOCIATED WITH TAX STATUS -- POTENTIAL PAYMENT OF DEFERRED TAXES MAY AFFECT OUR CASH FLOW.

     Before July 2, 1988, we used the cash method of accounting for income tax purposes. Pursuant to changes in the laws enacted by the Revenue Act of 1987, we were required to change our method of accounting for federal income tax purposes from the cash method to the accrual method. As a consequence of this change in our accounting method, we were permitted to create a "suspense account" in the amount of approximately $89.7 million. The money in the suspense account represents deferred income arising from our prior use of the cash method of accounting.

     Beginning in fiscal 1998, we are generally required to include 1/20th of the amount in the suspense account, or approximately $4.5 million, in taxable income each year for the next 20 years. As of September 26, 1998, the balance in the suspense account was approximately $85.2 million. However, the full amount must be included in taxable income in any year that Pilgrim's Pride ceases to be a "family corporation." We will cease to be a "family corporation" if Lonnie "Bo" Pilgrim's family ceases to own at least 50% of the total combined voting power of all classes of stock entitled to vote. If that occurs, we would be required to recognize the balance of the suspense account in taxable income.

     Currently there exists no plan or intention on the part of Lonnie "Bo" Pilgrim's family to transfer enough Pilgrim's Pride stock so that we cease to qualify as a family corporation. However, this may happen and the suspense account might be required to be included in our taxable income.

SIGNIFICANT COMPETITION -- COMPETITION IN THE CHICKEN INDUSTRY WITH OTHER VERTICALLY-INTEGRATED CHICKEN COMPANIES, ESPECIALLY COMPANIES WITH GREATER RESOURCES, MAY MAKE US UNABLE TO COMPETE SUCCESSFULLY IN OUR INDUSTRY, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND OUR ABILITY TO SATISFY OUR OBLIGATIONS UNDER THE DEBT SECURITIES.

     The chicken industry is highly competitive. Some of our competitors have greater financial and marketing resources than us. In both the United States and Mexico, we primarily compete with other vertically integrated chicken companies.

     In general, the competitive factors in the U.S. chicken industry include:

     - Price;

     - Product quality;

     - Brand identification;

     - Breadth of product line; and

     - Customer service.

     Competitive factors vary by major market. In the foodservice market, competition is based on consistent quality, product development, service and price. In the U.S. retail market, we believe that competition is based on product quality, brand awareness and customer service. Further, there is some competition with non-vertically integrated further processors in the U.S. prepared food business.

     In Mexico, where product differentiation has traditionally been limited, product quality and price have been the most critical competitive factors. Additionally, the North American Free Trade Agreement, which went into effect on January 1, 1994, requires annual reductions in tariffs for chicken and chicken products in order to eliminate those tariffs by January 1, 2003. As those tariffs are reduced, increased competition from chicken imported into Mexico from the U.S. may have a material adverse effect on the Mexican chicken industry in general, or on our Mexican operations in particular.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE -- YEAR 2000 ISSUES, AFFECTING OUR COMPUTER SYSTEMS AND THE SYSTEMS OF THIRD PARTIES UPON WHICH WE RELY, MAY ADVERSELY AFFECT OUR BUSINESS.

     We are highly dependent on our computer software programs and operating programs in operating our business. We also depend on the proper functioning of computer systems of third parties. Problems resulting from the Year 2000 issue could cause:

     - Business interruptions or shut-downs;

     - Financial loss;

     - Regulatory actions;

     - Reputational harm; or

     - Legal liability.

Any of these could have a material adverse effect on our business.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words "anticipate," "believe," "estimate," "expect," "project," "imply," "intend," "foresee" and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include those identified in the "Risk Factors" section of this prospectus and the following:

     - matters affecting the chicken industry generally, including fluctuations in the commodity prices of feed ingredients and chicken;

     - management of our cash resources, particularly in light of our substantial leverage;

     - restrictions imposed by, and as a result of, our substantial leverage;

     - currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; and

     - changes in laws or regulations affecting our operations, as well as competitive factors and pricing pressures.

Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, many of which are beyond our control.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer up to $400,000,000 of the debt securities, preferred stock, Class A Common Stock and Class B Common Stock described in this prospectus in one or more offerings. In this prospectus we will refer to our Class A Common Stock and Class B Common Stock collectively as the "common stock" and our debt securities, preferred stock and common stock collectively as the "securities."

     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement. The prospectus supplement will describe the specific terms of the securities being offered. The prospectus supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement together with the information contained in the documents referred to under the heading "Where You Can Find More Information."

     You should only rely on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room and at the SEC's regional offices located as follows:

    Public Reference Room        New York Regional Office         Chicago Regional Office
   450 Fifth Street, N.W.          7 World Trade Center               Citicorp Center
   Washington, D.C. 20549               Suite 1300                500 West Madison Street
                                 New York, New York 10048               Suite 1400
                                                               Chicago, Illinois 60661-2511

     You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our sale of the securities to the public:

     - our Annual Report on Form 10-K for the year ended September 26, 1998, as amended by Form 10-K/A filed August 10, 1999;

     - our Quarterly Reports on Form 10-Q for the quarter ended January 2, 1999, as amended by Form 10-Q/A filed August 10, 1999, for the quarter ended April 3, 1999, as amended by Form 10-Q/A filed May 14, 1999 and as further amended by Form 10-Q/A filed August 10, 1999, and for the quarter ended July 3, 1999;

     - our Current Report on Form 8-K dated July 20, 1999;

     - the description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on July 20, 1999; and

     - the description of our Class B Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on September 24, 1986, as amended by Form 8-A/A filed with the SEC on July 1, 1998, and as further amended by Form 8-A/A filed with the SEC on July 20, 1999.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its Web site.

     You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
         Pilgrim's Pride Corporation
         110 South Texas
         Pittsburg, Texas 75686-0093
         Telephone (903) 855-1000
         Attention: Corporate Secretary

                                  THE COMPANY

     We are one of the largest producers of prepared and fresh chicken products in North America and have one of the best known brand names in the chicken industry. We are the fourth largest producer of chicken in the United States and the second largest in Mexico. Through vertical integration, we control the breeding, hatching and growing of chickens and the processing, preparation, packaging and sale of our product lines.

     Pilgrim's Pride Corporation, which was incorporated in Texas in 1968 and reincorporated in Delaware in 1986, is the successor to a partnership founded in 1946 as a retail feed store. Our principal office is located at 110 South Texas, Pittsburg, Texas 75686-0093 and our telephone number is (903) 855-1000.

                                USE OF PROCEEDS

     Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities to fund the expansion of our business, including for:

     - capital expenditures;

     - additional working capital;

     - repayment or reduction of long term and short term debt;

     - financing acquisitions; and

     - general corporate purposes.

     We may invest funds that we do not immediately require in short-term marketable securities. The precise amount and timing of the application of those proceeds will depend upon a variety of factors, including our funding requirements and the availability and cost of other funds. The applicable prospectus supplement will disclose any proposal to use proceeds from any offering of securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of earnings to fixed charges for each of the periods indicated. For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). "Fixed charges" consist of interest (including capitalized interest) on all indebtedness, amortization of capitalized financing costs and that portion of rental expense that we believe to be the equivalent of interest. Earnings were inadequate to cover fixed charges by $1.2 million for the fiscal year ended September 28, 1996.

                                                   FISCAL YEAR ENDED                                 NINE MONTHS ENDED
                       --------------------------------------------------------------------------   -------------------
                       OCTOBER 1,   SEPTEMBER 30,   SEPTEMBER 28,   SEPTEMBER 27,   SEPTEMBER 26,   JUNE 27,   JULY 3,
                          1994          1995            1996            1997            1998          1998       1999
                       ----------   -------------   -------------   -------------   -------------   --------   --------
Ratio of Earnings to
  Fixed Charges......    2.79x          1.07x            --             2.57x           2.96x        2.40x      4.36x

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Pilgrim's Pride Corporation and will be either senior or subordinated debt. In this description, references to "Pilgrim's Pride," "we," "us" or "our" refer only to Pilgrim's Pride Corporation and not to any of our subsidiaries. We will issue senior and subordinated debt securities under an indenture, as may be supplemented, to be dated as of a date before the first issuance of the debt securities, between us and an indenture trustee. The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility, and the liabilities of our subsidiaries. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in the indenture and in any applicable supplement to the indenture, to all of our senior indebtedness. See "-- Subordination of Subordinated Debt Securities."

     The descriptions under this heading relating to the debt securities and the indenture are summaries of their anticipated provisions. The summaries do not restate those provisions in their entirety and are qualified in their entirety by reference to the actual indenture and debt securities. A form of the indenture under which we may issue our debt securities has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you because it, and not this summary, will define your rights as a holder of debt securities.

     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. Those terms may differ from the terms summarized below. We will also indicate in the applicable prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     The indenture does not limit the amount of debt securities that we may issue under it. We may issue the debt securities in one or more series, each in an aggregate principal amount authorized by us before the issuance of that series.

TERMS

     We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered. These terms will include some or all of the following:

     - the title of the debt securities and whether the debt securities will be senior or subordinated debt;

     - the total principal amount of the debt securities;

     - the maturity date or dates of the debt securities;

     - the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

     - the date or dates from which interest will accrue and on which interest will be payable and the dates used to determine the persons to whom interest will be paid;

     - the place or places where the principal of, and any premium or interest on, the debt securities will be paid;

     - the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision;

     - whether the debt securities will be convertible or exchangeable into shares of common stock or preferred stock and the terms and conditions governing such conversion or exchange, including the conversion price or exchange rate, as applicable;

     - whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issuable in temporary global form or permanent global form;

     - if other than United States dollars and denominations of $1,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units and denominations in which the debt securities will be issued;

     - whether, and the terms and conditions on which, we or a holder of debt securities may elect that, or the other circumstances under which, the payment of principal of, or premium or interest, if any, on, the debt securities is to be made in a currency or currencies (including composite currencies) other than that in which the debt securities are denominated;

     - if the amount of payments of principal of (and premium, if any) and any interest on the debt securities may be determined with reference to any commodities, currencies or indices, or values, rates or prices, and the manner in which those amounts will be determined;

     - if other than the principal amount, the portion of the principal amount of the debt securities that we will pay upon acceleration of the maturity date;

     - in addition to those provided in the indenture, any additional means of satisfaction and discharge of the indenture with respect to the debt securities or any additional conditions on discharges;

     - any deletions or modifications of or additions to our events of default or covenants with respect to the debt securities; and

     - any other terms of the series being offered, so long as they are not inconsistent with any provision of the indenture.

     We may offer to sell at a substantial discount below their stated principal amount debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the market rate. We will describe any special United States federal income tax considerations applicable to any of those discounted debt securities in the applicable prospectus supplement.

     If we denominate the purchase price of a series of debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, any premium or interest on, or any additional amounts with respect to any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will describe in the applicable prospectus supplement any special United States federal income tax considerations, restrictions, elections, specific terms and other information with respect to that series, and that foreign currency or currency unit.

     Except to the extent otherwise set forth in the applicable prospectus supplement or in one or more supplemental indentures, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to our events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     We conduct a substantial portion of our operations through our subsidiaries. The holders of our debt securities may not receive assets of our subsidiaries in a liquidation or recapitalization of those subsidiaries until the claims of our subsidiaries' creditors are paid, except to the extent that we may have recognized claims against such subsidiaries. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities.

  Subordination of Subordinated Debt Securities

     The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness to the extent provided in the indenture and the applicable supplemental indenture. Except to the extent otherwise set forth in the applicable prospectus supplement, the indenture does not restrict the amount of senior indebtedness which we may incur. We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding as of a recent date in any prospectus supplement under which we offer to sell subordinated debt securities.

     The applicable supplemental indenture and prospectus supplement will set forth the terms of the subordination of a series of subordinated debt securities and will define senior indebtedness.

     The subordinated debt securities will not be subordinated to any indebtedness that is not senior indebtedness, and our creditors who do not hold senior indebtedness will not benefit from the subordination provisions described in this prospectus. In the event of our bankruptcy or insolvency before or after maturity of the subordinated debt securities, those other creditors would rank equally with holders of the subordinated debt securities, subject, however, to the broad equity powers of the Federal bankruptcy court which allow the court to, among other things, reclassify the claims of any series of subordinated debt securities into a class of claims having a different relative priority with respect to the claims of those other creditors or any other claims against us.

  Events of Default

     Unless otherwise provided with respect to any series of debt securities, any one of the following events will constitute an "event of default" under the indenture with respect to that series:

     - we fail to pay the principal or any premium on any debt security of that series when due;

     - we fail to pay the interest or any additional amount on any debt security of that series when due and such failure continues for 30 days;

     - we fail to deposit any mandatory sinking fund payment in respect of any debt securities of that series when due, and such failure continues for 30 days;

     - we fail to comply with any of our other agreements contained in the indenture (other than a covenant included in the indenture for the benefit of a series of debt securities other than that series) and such failure continues for 90 days after written notice is given to us of that failure from the applicable trustee (or to us and such trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

     - certain events of bankruptcy, insolvency or reorganization relating to us; and

     - any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

     If any event of default with respect to the debt securities of any series at the time outstanding occurs and is continuing, then either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (in the case of an event of default described in the first, second, third or sixth bullet points above) or at least 25% in principal amount of all outstanding debt securities under the indenture (in the case of other events of default other than in the case described in the fifth bullet point above, in which case acceleration will be automatic) may declare the principal amount (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of the applicable series (or of all outstanding debt securities under the indenture, as the case may be) to be due and payable immediately. However, at any time after such trustee or the holders, as the case may be, declare such acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration. For information as to waiver of defaults, see "-- Modification and Waiver." Depending on the terms of our other indebtedness outstanding from time to time, an event of default under the indenture may give rise to cross defaults on our other indebtedness.

     The indenture provides that, within 90 days after the occurrence of a default in respect of any series of debt securities, the trustee will give holders of that series notice of all uncured and unwaived defaults known to it. However, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any debt securities of that series, the trustee will be protected in withholding that notice if it in good faith determines that it is in the interest of the holders of the debt securities of that series. The trustee may not give notice of default until at least 30 days after the occurrence of a default in the performance or breach of any covenant or warranty by us under the indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any debt securities of that series. For the purpose of this provision, "default" with respect to debt securities of any series means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of that series.

     The holders of a majority in the aggregate principal amount of the outstanding debt securities of any series (or, in certain cases, all outstanding debt securities under the indenture) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series (or all outstanding debt securities under the indenture). The indenture provides that in case an event of default occurs and is continuing, the trustee will exercise its rights and powers under the applicable indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security or indemnity against costs, expenses and liabilities that might be incurred by the trustee in compliance with such request.

     We will be required to furnish the trustee an annual statement as to our performance of certain of our obligations under the indenture and as to any default in our performance.

  Modification and Waiver

     The indenture provides that we may enter into supplemental indentures with the trustee without the consent of the holders of debt securities to, among other things:

     - evidence the succession of another entity to Pilgrim's Pride and the assumption of our covenants under the debt securities and the indenture by the successor;

     - add covenants or events of default for the protection of the holders of debt securities;

     - change or eliminate any provision affecting only debt securities not yet issued;

     - cure any ambiguity or correct any inconsistency in the indenture as long as the action does not materially and adversely affect any holder of debt securities then outstanding under the indenture;

     - evidence and provide for successor trustees or add or change any provisions as may be necessary to provide for or facilitate the appointment of a separate trustee or trustees for specific series of debt securities; or

     - establish the forms and terms of debt securities of any series.

     We may modify the indenture with the consent of the trustee and holders of at least a majority in principal amount of debt securities of each series affected by such modification. However, we may not modify the indenture without the consent of the holders of all of the then outstanding debt securities affected thereby to:

     - change the due date of the principal of, or any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

     - reduce the principal amount of, or any premium or interest rate on, or any additional amount with respect to, the debt securities of that series;

     - reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in such debt security;

     - impair the right to institute suit for the enforcement of any such payment on or after it is due; or

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults.

     The holders of a majority in aggregate principal amount of the outstanding debt securities of any series (or, in certain cases, all outstanding debt securities under the indenture) may on behalf of the holders of all debt securities of that series (or of all outstanding debt securities under the indenture) waive any past default under the indenture, except a default in the payment of the principal of (or premium, if any) or any interest on, or any additional amounts on, any debt security or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. The holders of a majority in aggregate principal amount of the affected outstanding debt securities may on behalf of the holders of all debt securities of that series waive our compliance with certain restrictive provisions of the indenture.

  Consolidation, Merger and Sale of Assets

     The indenture provides that we may consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions in the indenture:

     - the person (if other than us) formed by such consolidation or into which we merge or which acquires or leases our assets is a corporation, partnership or trust and expressly assumes our obligations on the debt securities and under the indenture;

     - after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default; and

     - certain other conditions are met.

     If our successor complies with these provisions, we will (except in the case of a lease) be relieved of our obligations under the indenture and the debt securities.

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

  Discharge and Defeasance

     Upon compliance with certain conditions, we may terminate our obligations under the indenture, other than our obligation to pay the principal of (and premium, if any) and interest on the debt securities of any series and certain other obligations. The conditions include:

     - we irrevocably deposit with the applicable trustee in trust money and/or United States government securities or securities backed by the full faith and credit of the United States government which, through the payment of interest and principal in accordance with their terms, will provide enough money to pay each installment of principal of, any premium and interest on, and any additional amounts and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

     - we comply with any additional conditions specifically applicable to the covenant defeasance of the debt securities of that series.

     The terms of any series of the debt securities may also provide for legal defeasance under the indenture. In that case, we may be discharged from any and all obligations in respect of the debt securities of that series if:

     - we irrevocably deposit with the applicable trustee, in trust money and/or United States government securities or securities backed by the full faith and credit of the United States government which, through the payment of interest and principal in accordance with their terms, will provide enough money to pay each installment of principal of, any premium and interest on, and any additional amounts and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities;

     - we request the trustee to discharge us from our obligations under the debt securities of that series; and

     - we comply with any additional conditions specifically applicable to the discharge and defeasance of the debt securities of that series.

     If we comply with the above conditions, the holders of the debt securities will be entitled only to payment out of the money, United States government securities or other securities that are deposited with the trustee as described above, unless our obligations are revived and reinstated because the trustee is unable to apply that trust fund by reason of any legal proceeding, order or judgment.

  Form, Exchange, Registration and Transfer

     Debt securities are issuable in definitive form as registered debt securities. The applicable prospectus supplement will set forth the terms relating to the form, exchange, registration and transfer of debt securities issuable in temporary or permanent global forms.

     Holders may exchange registered debt securities of any series for other registered debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

     Holders may present registered debt securities for registration of transfer or exchange at the office of the registrar for the applicable debt securities or at the office of any transfer agent designated by us for that purpose and for that series of debt securities and referred to in an applicable prospectus supplement. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. We will not impose a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed. The registrar or transfer agent, as the case may be, will effect the transfer or exchange of any registered debt securities after being satisfied with the documents of title and identity of the person making the request. Except to the extent otherwise indicated in the applicable prospectus supplement, we will appoint the trustee as registrar. If the applicable prospectus supplement refers to any transfer agent (in addition to the registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable solely as registered debt securities, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

     We will not be required to:

     - issue, register the transfer of or exchange registered debt securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the debt securities of that series to be redeemed and ending on the close of business on the day of mailing of the relevant notice of redemption; or

     - register the transfer of or exchange any registered debt security, or portion of any registered debt security, called for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

  Payment and Paying Agents

     Unless otherwise indicated in an applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of registered debt securities will be payable in the designated currency or currency unit at the office of the paying agent or paying agents designated from time to time by us. At our option, payment of any interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered debt securities will be made to the person in whose name that registered debt security is registered at the close of business on the record date for such interest.

     Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee will be designated as our paying agent for payments with respect to debt securities issuable solely as registered debt securities. We may at any time designate additional paying agents or rescind our designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for that series.

     If we pay any monies to a paying agent for the payment of principal of (and premium, if any) or interest on any debt security and those monies remain unclaimed at the end of three years after such principal, premium or interest is due and payable, then those monies will (subject to applicable escheat laws) be repaid to us. Afterward, the holder of that debt security or any coupon may look only to us for payment of those monies.

  Book-Entry Debt Securities

     We may issue any series of debt securities in the form of one or more global securities. We will deposit these global securities with a depositary or its nominee identified in the applicable prospectus supplement. We may issue global securities in either temporary or permanent form. The applicable prospectus supplement will describe the specific terms of the depositary arrangement for any portion of a series of debt securities to be represented by a global security.

  Meetings

     The indenture contains provisions for convening meetings of the holders of debt securities of a series. We may upon request, and the trustee or the holders of at least 10% in principal amount of the outstanding debt securities of that series may upon notice, call a meeting at any time. Any resolution presented at a meeting or an adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, except for any consent that must be given by the holder of each outstanding debt security affected by that resolution, as described under "Modification and Waiver" above. However, if the holders of debt securities of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series, make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action, then the affirmative vote of the holders of debt securities of such specified percentage in the principal amount of the outstanding debt securities of that series may adopt a resolution at a meeting or any duly reconvened adjourned meeting at which a quorum is present, except for any consent that must be given by the holder of each outstanding debt security affected by that resolution, as described under "Modification and Waiver" above. Subject to the above-described exceptions, any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series.

  The Trustee

     The trustee for each series of debt securities will be identified in the applicable prospectus supplement. The indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases and to realize on certain property received with respect to any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The trustee may from time to time serve as a depositary of funds of, make loans to and perform other services for us.

                        DESCRIPTION OF EQUITY SECURITIES

GENERAL

     Our certificate of incorporation, as amended, authorizes us to issue 100 million shares of Class A Common Stock, par value $.01 per share, 60 million shares of Class B Common Stock, par value $.01 per share, and 5 million shares of preferred stock, par value $0.01 per share. As of August 9, 1999, 13,794,529 shares of Class A Common Stock, 27,589,250 shares of Class B Common Stock and no shares of preferred stock were outstanding. In general, any series of preferred stock will be afforded preferences regarding dividends and liquidation rights over the common stock. The certificate of incorporation, as amended, empowers the Board of Directors of Pilgrim's Pride, without approval of the stockholders, to cause preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. The description set forth below is only a summary and is not complete. For more information regarding the preferred stock and common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, our certificate of incorporation, as amended, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the certificate of designations establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preferred stock. In addition, a more detailed description of the common stock may be found in the documents referred to in the fourth and fifth bullet points in the third paragraph of "Where You Can Find More Information."

COMMON STOCK

     All shares of our common stock are identical and entitle the holders of the common stock to the same rights and privileges except as otherwise expressly provided in our certificate of incorporation, as amended. All outstanding shares of our common stock are fully paid, validly issued and nonassessable.

  Dividends

     Subject to the rights of the holders of preferred stock, if any, the holders of common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefor, except that:

     - if dividends are declared that are payable in shares of common stock, such stock dividends will be payable at the same rate on each class of common stock and will be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of either Class A Common Stock or Class B Common Stock, as may be specified by the Board of Directors, to holders of Class B Common Stock; and

     - if dividends are declared that are payable in shares of common stock of another company, then such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock and the Class B Common Stock.

     With the exception of two quarters in fiscal 1993, the Board of Directors has declared cash dividends of $0.015 per share of common stock every fiscal quarter since our initial public offering in 1986. Payment of future dividends will depend upon our financial condition, results of operations and other factors deemed relevant by the Board of Directors, as well as any limitations imposed by lenders under our existing or future credit facilities. Our revolving credit facility currently limits dividends to a maximum of $3.4 million per year.

  Voting Rights

     The holders of shares of the Class A Common Stock and the Class B Common Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 20 votes, except as otherwise provided by law.

  Liquidation Rights

     If we voluntary or involuntary liquidate or dissolve or wind up our affairs, then the holders of shares of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares (or any series) of the preferred stock, all of our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of common stock held by them.

  Preemptive Rights; Subscription Rights; Cumulative Voting

     Holders of common stock do not have preemptive or subscription rights or cumulative voting rights.

  Transfer Agent and Registrar

     The transfer agent and registrar for the common stock is Harris Trust and Savings Bank.

PREFERRED STOCK

  Terms

     We will include in a supplement to this prospectus the terms relating to any series of preferred stock being offered. These terms will include some or all of the following:

     - the distinctive title of such preferred stock;

     - the number of shares offered;

     - the initial offering price;

     - any liquidation preference per share;

     - any dividend rights and the specific terms relating to those dividend rights, including the applicable dividend rate, period and/or payment date;

     - the date from which dividends on such preferred stock will accumulate, if applicable;

     - whether the shares of preferred stock may be issued at a discount below their liquidation preference, and material United States federal income tax, accounting and other considerations applicable to that preferred stock;

     - whether and upon what terms we or a holder of preferred stock can elect to pay or receive dividends, if any, in cash or in additional shares of preferred stock, and material United States federal income tax, accounting and other considerations applicable to any additional shares of preferred stock paid as dividends;

     - whether and upon what terms the shares will be redeemable;

     - whether and upon what terms the shares will have a sinking fund to be used to purchase or redeem the shares of any series;

     - whether and upon what terms the shares will be convertible into common stock or exchangeable for debt securities, including the conversion price or exchange rate, as applicable;

     - the relative priority of such shares to other series of preferred stock with respect to rights and preferences;

     - the limitations, if any, on the issue of any additional series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, or dissolution or the winding up of our affairs;

     - any voting rights, in addition to those set forth below;

     - whether or not the shares are or will be listed on any securities exchange or quoted on an automated quotation system;

     - a discussion of Federal income tax considerations applicable to the shares; and

     - any additional terms, preferences, rights, limitations or restrictions applicable to the shares.

     The preferred stock will have no preemptive rights. All of the preferred stock, upon payment in full of such shares, will be fully-paid, validly issued and non-assessable.

  Dividends

     The holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at such rate and on such dates and on such terms as set forth in the prospectus supplement relating to that series. Different series of the preferred stock may be entitled to dividends at different rates or based upon different methods of determination. That rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our stock books on the record dates fixed by the Board of Directors or a duly authorized committee of the Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement.

  Ranking

     The preferred stock will rank senior in right of payment to the common stock except as set forth in the applicable prospectus supplement.

  Conversion

     The applicable prospectus supplement will set forth the terms and conditions, if any, upon which any series of preferred stock will be convertible into common stock. These terms will include the conversion price, how we will calculate the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of the series of preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if the series of preferred stock is redeemed.

  Exchange

     The applicable prospectus supplement may provide that we may, at our option, exchange, in whole or in part, any series of preferred stock for debt securities. The applicable prospectus supplement will describe the terms, notice and procedures for any such exchange.

  Voting Rights

     Unless otherwise provided in the applicable prospectus supplement, holders of record of each series of preferred stock will have no voting rights, except as required by law and as provided in the applicable certificate of designations.

  Redemption Provisions

     The applicable prospectus supplement will set forth the optional or mandatory redemption terms, if any, relating to a series of preferred stock.

  Certain Covenants

     The applicable prospectus supplement will describe any material covenants that will apply to any series of preferred stock.

  Transfer Agent and Registrar

     The applicable prospectus supplement will designate the transfer agent, registrar and dividend disbursement agent for the preferred stock. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect our directors or to vote on any other matter.

            CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION,
                              BYLAWS AND STATUTES

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

     The General Corporation Law of the State of Delaware provides that a corporation may limit the personal liability of each director to the corporation or its stockholders for monetary damages, except for liability arising because of any of the following:

     - any breach of the director's duty of loyalty to the corporation or its stockholders;

     - acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of law;

     - certain unlawful dividend payments or stock redemptions or repurchases;
       and

     - any transaction from which the director derives an improper personal benefit.

     Our certificate of incorporation, as amended, provides for the elimination and limitation of the personal liability of our directors for monetary damages except for situations described in the bullet points listed above. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in the bullet points listed above. This provision does not limit or eliminate our rights or any stockholder's right to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

     Under Section 145 of the Delaware General Corporation Law, we generally have the power to indemnify our present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by us or in our right) to which they were or are, or are threatened to be made, a party by reason of their serving in such positions for us, or is or was serving at our request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by us or in our right, we may indemnify our present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to our best interests, except that we may not indemnify those persons with respect to any claim, issue or matter as to which they have been adjudged liable to us unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. Section 145 also expressly provides that the power to indemnify authorized by that statute is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Our Amended and Restated Corporate Bylaws provide that we will indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of us as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and reasonably believed:

     - in the case of conduct in his official capacity on behalf of us, that his conduct was in our best interests;

     - in all other cases, that his conduct was not opposed to our best interests; and

     - with respect to any criminal action, that he had no reasonable cause to believe his conduct was unlawful.

     However, if a determination is made that a person is liable to us or is found liable on the basis that a personal benefit was improperly received by that person, the indemnification is limited to reasonable expenses actually incurred by that person in connection with the suit and will not be made in respect of any suit in which such person was found liable for willful or intentional misconduct in the performance of his duty to us.

     According to our Amended and Restated Corporate Bylaws and Section 145 of the Delaware General Corporation Law, we have the power to purchase and maintain insurance for our present and former directors, officers, employees and agents.

     The above discussion of our Amended and Restated Corporate Bylaws and of
Section 145 of the Delaware General Corporation Law is only a summary and is not complete. For more information regarding our Amended and Restated Corporate Bylaws, please refer to our Amended and Restated

Corporate Bylaws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SECTION 203 OF THE DELAWARE CODE

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - before such date the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction which resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

     - on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, excluding the stock owned by the interested stockholder.

     A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Although Section 203 of the Delaware General Corporation Law permits us to elect not to be governed by its provisions, to date we have not made this election. As a result of the application of that statute, potential acquirors of Pilgrim's Pride may be discouraged from attempting to effect an acquisition transaction with us, which could possibly deprive holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices in such transactions.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any of the following ways:

     - directly to investors or to other purchasers;

     - through agents;

     - through dealers; or

     - through one or more underwriters or a syndicate of underwriters in an underwritten offering.

     The applicable prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the securities being offered and any applicable commissions or discounts.

     Offers and sales of the securities may be at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Sales of common stock may be made from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of such methods of sale.

     In connection with distributions of common stock or otherwise, we may enter into hedging transactions with broker-dealers in connection with which such broker-dealers may sell common stock registered hereunder in the course of hedging through short sales of the positions they assume with us.

     In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

     We may enter into agreements with underwriters, dealers or agents under which we agree to indemnify against, or contribute payments made in respect of, certain civil liabilities incurred by such persons, including liabilities under the Securities Act of 1933, and reimburse certain expenses. Underwriters, dealers and agents and their associates may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

     If indicated in the applicable prospectus supplement, we will authorize underwriters and agents or dealers to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to contracts providing for payment and delivery on a future date. The obligations of any purchaser under any such contract will be subject to only those conditions set forth in the applicable prospectus supplement. The applicable prospectus supplement will set forth the commission payable for solicitation of such offers.

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We will list any common stock sold under a prospectus supplement on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that there will be an active trading market for any of the securities.

                                 LEGAL MATTERS

     The validity of the securities will be passed upon for us by Baker & McKenzie, Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements of Pilgrim's Pride Corporation at September 26, 1998 and September 27, 1997, and for each of the three years in the period ended September 26, 1998, incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

                                  $400,000,000

                             [PILGRIM'S PRIDE LOGO]

                       DEBT SECURITIES, PREFERRED STOCK,
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1999

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE ANY REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF ANY OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF PILGRIM'S PRIDE CORPORATION HAVE NOT CHANGED SINCE THE DATE HEREOF.

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby (except for the SEC registration fee, all amounts are estimates):

  Commission Registration Fee...............................   $111,200
  Printing and Engraving Expenses...........................    150,000
  Legal Fees and Expenses...................................    200,000
  Accounting Fees and Expenses..............................    200,000
  Blue Sky Fees and Expenses................................     35,000
  Trustee's Fees and Expenses...............................     30,000
  Miscellaneous.............................................    173,800
                                                               --------
          Total.............................................   $900,000
                                                               ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Corporate Bylaws of the Registrant provide that the Registrant shall indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and reasonably believed (i) in the case of conduct in his official capacity on behalf of the Registrant, that his conduct was in the Registrant's best interests, (ii) in all other cases, that his conduct was not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Registrant or is found liable on the basis that a personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the suit and shall not be made in respect of any suit in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Registrant.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware ("Delaware Code"), the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Registrant) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or is or was serving at the Registrant's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     According to the Amended and Restated Corporate Bylaws of the Registrant and Section 145 of the Delaware Code, the Registrant has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents.

     The above discussion of the Registrant's Amended and Restated Corporate Bylaws and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Corporate Bylaws and the Delaware Code.

ITEM 16. EXHIBITS.

     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
         *1.1            -- Form of Underwriting Agreement
         *4.1            -- Form of Certificate of Designations of Preferred Stock
          4.2            -- Form of Indenture
         *4.3            -- Form of Debt Securities
         *5.1            -- Legal Opinion of Baker & McKenzie
         12.1            -- Statement regarding computation of ratios
        *23.1            -- Consent of Baker & McKenzie (included in Exhibit 5.1)
         23.2            -- Consent of Ernst & Young LLP
         24.1            -- Powers of Attorney (included on page II-4)
        *25.1            -- Statement of eligibility of trustee on Form T-1

---------------

* To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon

     Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (d)(1)(i) and (d)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburg, State of Texas, on the 5th day of August, 1999.

                                            PILGRIM'S PRIDE CORPORATION

                                            By:   /s/ RICHARD A. COGDILL
                                              ----------------------------------
                                                     Richard A. Cogdill,
                                                  Executive Vice President,
                                                   Chief Financial Officer,
                                              Secretary, Treasurer, and Director

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature to this Registration Statement appears below hereby appoints Lonnie "Bo" Pilgrim, David Van Hoose and Richard A. Cogdill, jointly and severally, as his attorneys-in-fact, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this Registration Statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, which amendment or amendments or registration statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

               /s/ LONNIE "BO" PILGRIM                 Chairman, Board of Directors      August 5, 1999
-----------------------------------------------------    (Principal Executive Officer)
                 Lonnie "Bo" Pilgrim

               /s/ CLIFFORD E. BUTLER                  Vice Chairman, Board of           August 5, 1999
-----------------------------------------------------    Directors
                 Clifford E. Butler

                 /s/ DAVID VAN HOOSE                   Chief Executive Officer,          August 5, 1999
-----------------------------------------------------    President, Chief Operating
                   David Van Hoose                       Officer and Director

               /s/ RICHARD A. COGDILL                  Executive Vice President, Chief   August 5, 1999
-----------------------------------------------------    Financial Officer, Secretary,
                 Richard A. Cogdill                      Treasurer and Director
                                                         (Principal Financial Officer)

               /s/ LONNIE KEN PILGRIM                  Senior Vice President,            August 5, 1999
-----------------------------------------------------    Transportation and Director
                 Lonnie Ken Pilgrim

                /s/ CHARLES L. BLACK                   Director                          August 5, 1999
-----------------------------------------------------
                  Charles L. Black

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       Director                          August  , 1999
-----------------------------------------------------
                Robert E. Hilgenfeld

                                                       Director                          August  , 1999
-----------------------------------------------------
                   Vance C. Miller

                                                       Director                          August  , 1999
-----------------------------------------------------
                James G. Vetter, Jr.

                                                       Director                          August  , 1999
-----------------------------------------------------
                Donald L. Wass, Ph.D.

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          *1.1           -- Form of Underwriting Agreement
          *4.1           -- Form of Certificate of Designations of Preferred Stock
           4.2           -- Form of Indenture
          *4.3           -- Form of Debt Securities
          *5.1           -- Legal Opinion of Baker & McKenzie
          12.1           -- Statement regarding computation of ratios
         *23.1           -- Consent of Baker & McKenzie (included in Exhibit 5.1)
          23.2           -- Consent of Ernst & Young LLP
          24.1           -- Powers of Attorney (included on page II-4)
         *25.1           -- Statement of eligibility of trustee on Form T-1

---------------

* To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.